UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                               July 25, 2003


                                 NBTY, INC.
---------------------------------------------------------------------------
             (Exact name of registrant as specified in charter)

    DELAWARE                   0-10666                   11-2228617
---------------              -----------               --------------
(State or other              (Commission               (IRS Employer
jurisdiction of                File No.)               identification
 incorporation)                                            number)

                  90 Orville Drive, Bohemia, New York 11716
---------------------------------------------------------------------------
            (Address of principal executive office and zip code)

      Registrant's telephone number, including area code (631) 567-9500

Item 2. ACQUISITION OR DISPOSITION OF ASSETS
--------------------------------------------

      On July 25, 2003, NBTY, Inc., a Delaware corporation ("NBTY"), acquired for $250 million in cash from Numico USA, Inc., an indirect subsidiary of Royal Numico N.V., all of the issued and outstanding capital stock of Rexall Sundown, Inc. ("Rexall") through the acquisition of certain partnership and limited liability company interests. The consideration payable by NBTY was determined by arms-length negotiations between the parties. The acquisition was financed by a new senior credit facility that consisted of $275 million in term loans and $100 million under a revolving credit facility, provided to NBTY by a syndicated group of lenders led by JPMorgan Chase Bank and Fleet National Bank.

      Rexall develops, manufactures, markets and sells vitamins, herbals, nutritional supplements and consumer health products through wholesale distribution. Rexall sells approximately 600 products under various brands, which are sold in a variety of retail outlets including mass merchandisers, drugstore chains, supermarkets, independent drugstores and health food stores.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

(a) Financial Statements. The financial statements required to be included in this current report on Form 8-K will be filed by amendment as soon as practicable, but in any event not later than 60 days after the date that this current report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. The pro forma financial statements required to be included in this current report on Form 8-K will be filed by amendment as soon as practicable, but in any event not later than 60 days after the date that this current report on Form 8-K is required to be filed.

(c)   Exhibits.

      2.1 Purchase Agreement, dated as of June 9, 2003, among Royal Numico, N.V., Numico USA, Inc. and NBTY, Inc.

                                  SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NBTY, INC.


                                  By: /s/ Harvey Kamil
                                      --------------------------------
                                      Harvey Kamil
                                      President and Chief Financial Officer

Dated: August 5, 2003